Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

Offer to Exchange

Any and All Outstanding Warrants Exercisable for Common Stock

With An Exercise Price of $7.50 Per Share Expiring on July 31, 2012

for

Warrants Exercisable for Common Stock

With An Exercise Price of $11.00 Per Share Expiring on November 15, 2012

of

GREAT AMERICAN GROUP, INC.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M. EASTERN, ON OCTOBER 30, 2009, UNLESS THE OFFER IS EXTENDED (THE “EXPIRATION DATE”). SECURITIES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:

Continental Stock Transfer and Trust Company

17 Battery Place, 8th Floor

New York, New York 10004

Attention: Reorganization Department

Telephone (212) 509-4000 ext. 536

Fax: (212) 616-7610

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Exchange Offer (as defined below) if certificates for Old Warrants (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach Continental Stock Transfer and Trust Company (the “Exchange Agent”) on or prior to the Expiration Date. This form may be delivered by hand, transmitted by facsimile or mailed to the Exchange Agent. See the section entitled “The Exchange Offer–Procedures for Exchanging” in the Prospectus dated                     , 2009 (the “Prospectus”).

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE EXCHANGE AGENT.

THIS NOTICE OF GUARANTEED DELIVERY TO THE EXCHANGE AGENT IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” (AS DEFINED IN THE PROSPECTUS) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate this guarantee to the Exchange Agent and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Prospectus) and certificates for Old Warrants to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders and surrenders to Great American Group, Inc., a Delaware corporation (the “Company”), upon the terms set forth in the Prospectus dated , 2009 (the “Prospectus”) and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the “Exchange Offer”), receipt of which is hereby acknowledged, the number of warrants exercisable for common stock of the Company at $7.50 per share expiring on July 31, 2012 (the “Old Warrants”), set forth below, pursuant to the guaranteed delivery procedures set forth in the Prospectus.

Number of Warrants Tendered:	Name(s) of Registered Holder(s):

Certificate No.(s) (if available):	Address(es):

If Old Warrants will be tendered by book-entry transfer, provide the following information: DTC Account Number:
Area Code and Telephone Number(s):

Tendering Institution:	Signature(s):

Unless otherwise indicated here, a holder will be deemed to have tendered ALL of the Old Warrant held by such holder.

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a participant in the Securities Transfer Agents Medallion Program, or an “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby guarantees the delivery to the Exchange Agent of either the certificates evidencing all tendered Old Warrants, in proper form for transfer, or the Old Warrants pursuant to the procedure for book-entry transfer into the Exchange Agent’s account at The Depository Trust Company (the “Book-Entry Transfer Facility”), in either case, together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent’s Message (as defined in the Prospectus) in the case of a book-entry delivery, and any other required documents, all within three OTC Bulletin Board trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for Old Warrants to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: Address: Area Code and Telephone Number: (Authorized Signature) Title: Name: (Please type or print) Date:

NOTE:	DO NOT SEND CERTIFICATES FOR OLD WARRANTS WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD WARRANTS MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Old Warrants, the signature must correspond with the name(s) written on the face of the Old Warrants without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Old Warrants, the signature must correspond with the name shown on the security position listing as the owner of the Old Warrants.

If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Old Warrants listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Old Warrants or signed as the name of the participant shown on the Book-Entry Transfer Facility’s security position listing.

3. Requests for Assistance or Additional Copies. Requests for additional copies of the Prospectus may be directed to the Information Agent at the address and telephone number set forth below. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

Morrow & Co., LLC

470 West Avenue

Stamford, CT 06902

Warrantholders, please call: (800) 607-0088

Banks and brokerage firms, please call: (800) 662-5200

NOTE:	DO NOT SEND CERTIFICATES FOR OLD WARRANTS WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD WARRANTS MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.